Exhibit 99.1

For Ministry Use Only	Ontario Corporation Number
1920162

Form 4

Business

Corporations

Act

ARTICLES OF AMALGAMATION

1.	The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)

MEDIAMISER LTD.

2.	The address of the registered office is:

11 Holland Avenue, Suite 715

Street & Number or R.R. Number & if Multi-Office Building give Room No.

Ottawa	ONTARIO	K1Y4S1
Name of Municipality or Post Office/Postal Code

3.	Number of directors is:	Fixed number	OR minimum and maximum	1	10

4.	The director(s) is/are:

First name, middle names and surname	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code	Resident Canadian State 'Yes' or 'No'

Jack Abuhoff	Three University Plaza, Hackensack, NJ 07601	No

O’Neil Nalavadi	Three University Plaza, Hackensack, NJ 07601	No

Brett Serjeantson	11 Holland Avenue, Suite 715 Ottawa, Ontario KlY 4S1	Yes

Martin Lyster	11 Holland Avenue, Suite 715 Ottawa, Ontario KlY 4S1	Yes

5.	Method of amalgamation, check A or B

A -	Amalgamation Agreement

☒	The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

or

B -	Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries

☐	The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of _________________ and are more particularly set out in these articles.

Names of amalgamating corporations	Ontario Corporation Number	Date of Adoption/Approval Year Month Day

MEDIAMISER LTD	2025444	2014/07/28

2426818 ONTARIO INC.	2426818	2014/07/28

6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

None.

7.	The classes and any maximum number of shares that the corporation is authorized to issue:

an unlimited number of Common Shares and an unlimited number of Special Voting Shares.

8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

See pages 4A to and including 4C attached hereto.

4A

A.	Definitions

For purposes of this item 8:

1.1	“Act” means the Business Corporations Act (Ontario).

1.2	“Common Shares” means the Common Shares in the capital of the Corporation.

1.3	“Special Voting Shares” means the Special Voting Shares in the capital of the Corporation.

1.4	“SVS Redemption Date” has the meaning given to that term in Part C, Section 4.2 of these share provisions.

1.5	“SVS Redemption Notice” has the meaning given to that term in Part C, Section 4.2 of these share provisions.

1.6	“SVS Redemption Price” means an amount equal to CDN$0.0000001 per share.

B.	Common Shares

1.	Voting Rights

1.1	The holders of the Common Shares shall be entitled to receive notice of and to attend, and shall be entitled to one (1) vote for each Common Share held, at any meeting of the shareholders of the Corporation except meetings at which only shareholders of a specified class of share are entitled to vote.

2.	Dividends

2.1	The holders of the Common Shares shall, in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. Without limiting the foregoing, dividends may be declared on the Common Shares without declaration of dividends on any other class of shares.

3.	Liquidation, Dissolution or Winding Up

3.1	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purposes of winding-up its affairs, the holders of the Common Shares shall be entitled to the remaining assets of the Corporation.

C.	Special Voting Shares

1.	Voting Rights

1.1	Except as otherwise provided herein, as required by law and as provided under any shareholder agreement, the Special Voting Shares shall vote with other classes and series of voting shares as a single class on all matters submitted to the shareholders. The holders of the Special Voting Shares shall be entitled to one (1) vote for each Special Voting Share held on all matters submitted to the shareholders on or prior to March 31, 2017. From and after April 1, 2017, the holders of the Special Voting Shares shall not be entitled to receive notice of or to attend any meetings of the shareholders or to vote at any such meeting. Notwithstanding the provisions of the Act, the provisions of any shareholder agreement and any other provision contained in these share provisions, the holders of the Special Voting Shares shall not be entitled to vote separately as a class upon a proposal to amend the Articles of the Corporation to:

4B

(a)	increase or decrease any maximum number of Special Voting Shares, or increase any maximum number of authorized shares of any other class or series of shares, having rights or privileges equal or superior to the Special Voting Shares;

(b)	effect an exchange, reclassification or cancellation of the Special Voting Shares; or

(c)	subject to the exceptions contained in the Act, create a new class or series of shares having rights or privileges equal or superior to those of the Special Voting Shares.

2.	No Dividends

2.1	A holder of Special Voting Shares shall not be entitled to receive any dividends declared by the Corporation, including cash dividends, share dividends and dividends declared in property (other than cash or shares).

3.	Liquidation, Dissolution or Winding Up

3.1	Upon a dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of Special Voting Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of Common Shares or any other class or series of shares ranking on liquidation junior to the Special Voting Shares by reason of their ownership thereof, an amount equal to the SVS Redemption Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). After the SVS Redemption Price per Special Voting Share has been paid, the holders of the Special Voting Shares shall not be entitled to any further distribution of the assets of the Corporation and any remaining assets and funds of the Corporation available for distribution shall be distributed among the holders of the then outstanding Common Shares of the Corporation.

4.	Redemption of Special Voting Shares by the Corporation

4.1	Subject to applicable law, the Corporation may at any time redeem, in whole or in part, the issued Special Voting Shares on payment to the holders thereof of an amount equal to the SVS Redemption Price per share for each share to be redeemed.

4C

4.2	In any case of redemption of the Special Voting Shares, unless all the holders of the Special Voting Shares to be redeemed shall have waived notice of such redemption, the Corporation shall give notice in writing of such redemption by delivering to each person who at such date is a registered holder of the Special Voting Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Special Voting Shares (the “SVS Redemption Notice”). The SVS Redemption Notice shall set out the total SVS Redemption Price for the shares to be redeemed and the redemption date (the “SVS Redemption Date”) and, if part only of the Special Voting Shares held by the person to whom notice is given is to be redeemed, the number thereof so to be redeemed.

4.3	On the SVS Redemption Date, each holder of Special Voting Shares to be redeemed shall surrender the certificate or certificates representing such Special Voting Shares. Within sixty (60) days of the SVS Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Special Voting Shares to be redeemed the SVS Redemption Price for each such Special Voting Share, which in respect of each holder's entitlement shall be rounded down to the nearest cent.

4.4	If the Corporation redeems the Special Voting Shares represented by any certificate in part, then the Corporation shall issue a new certificate for the balance.

4.5	From and after the SVS Redemption Date, the holders of Special Voting Shares called for redemption shall cease to be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the SVS Redemption Price of the Special Voting Shares shall not be made within sixty (60) days of the SVS Redemption Date in accordance with the foregoing provisions, in which case the rights of the holders of such Special Voting Shares shall remain unaffected until such time as a new SVS Redemption Notice is sent to the holders of the Special Voting Shares in accordance with the terms of paragraph 4.2 and that the payment in respect of the SVS Redemption Price regarding such Special Voting Shares is made within sixty (60) days of the then relevant SVS Redemption Date in accordance with the foregoing provisions.

4.6	The Corporation shall have the right, at any time after the SVS Redemption Notice has been delivered, to deposit the SVS Redemption Price of the Special Voting Shares called for redemption or of such of the said Special Voting Shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with any such redemption, in a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Special Voting Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, on such deposit being made or upon the SVS Redemption Date, whichever is the later, the Special Voting Shares in respect of which such deposit shall have been made shall be redeemed and the holders thereof after such deposit or such SVS Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total SVS Redemption Price of the Special Voting Shares so deposited, against presentation and surrender of the said certificates held by them respectively, and interest allowed on any such deposit shall belong to the Corporation.

9.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

Subject to the provisions of any unanimous shareholder agreement (within the meaning of the Business Corporations Act (Ontario)), if the Corporation

(a) is not a reporting issuer or an investment fund within the meaning of applicable securities legislation; and

(b) has not distributed to the public (excluding accredited investors within the meaning of applicable securities legislation) any of its securities,

then no securities in the capital of the Corporation (other than non-convertible debt securities) shall be transferred without the previous consent of the board of directors expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

10.	Other provisions, (if any):

None.

11.	The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

12.	A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".

These articles are signed in duplicate.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation.

MEDIAMISER LTD.
Names of Corporations
By

/s/ Martin Lyster	Martin Lyster	Chief Operating Officer
Signature	Print name of signatory	Description of Office

2426818 ONTARIO INC.
Names of Corporations

Sanjeev Patel	Sanjeev Patel	Director
Signature	Print name of signatory	Description of Office

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